                                                                    EXHIBIT 10.2

                         CONSENT AGREEMENT AND AMENDMENT

         This Agreement (the "Agreement") dated February 25, 2004 (the "Effective Date") is made by and among Wyeth Holdings Corporation (formerly known as "American Cyanamid Company"), 5 Giralda Farms, Madison, New Jersey 07940 ("Wyeth"), Neurocrine Biosciences, Inc., 10555 Science Center Drive, San Diego, California 92121 ("Neurocrine"), and DOV Pharmaceutical, Inc., 433 Hackensack Avenue, Hackensack, New Jersey 07601 ("DOV"). Wyeth, Neurocrine and DOV may each be referred to herein individually as a "Party" and collectively as the "Parties".

         WHEREAS, DOV and Wyeth entered into that certain License Agreement dated May 29, 1998 (as amended from time to time, including, without limitation, by the 2002 Consent Agreement, the "Original License Agreement") pursuant to which DOV was granted an exclusive license from Wyeth to the compound designated as CL 285,489 (the "Compound");

         WHEREAS, DOV and Neurocrine entered into that certain Sublicense and Development Agreement dated June 30, 1998 (as amended from time to time, including, without limitation, by this Agreement and by the 2002 Consent Agreement, the "Sublicense Agreement") pursuant to which DOV sublicensed to Neurocrine its rights under the Original License Agreement in the Patent Rights and Know-How (each as defined in the Sublicense Agreement) to, among other things, make and sell the Licensed Product (as defined in the Sublicense Agreement);

         WHEREAS, DOV, Neurocrine and Wyeth entered into that certain Consent and Agreement dated December 13, 2002 (the "2002 Consent Agreement"), pursuant to which Wyeth and DOV, inter alia, provided their consent for Neurocrine to further sublicense to an Approved Sublicensee (as defined therein), including Pfizer, Inc., the rights granted to it under the Sublicense Agreement;

         WHEREAS, DOV and Wyeth desire to enter into prior to or upon the Closing (as defined below) (i) an Amended and Restated License Agreement, pursuant to which the Original License Agreement will be amended to delete therefrom all rights and obligations of each of Wyeth and DOV insofar as they relate to the Compound, and (ii) the Compound License Agreement (as defined below), setting forth the rights and obligations of each of Wyeth and DOV solely as they relate to the Compound; and

         WHEREAS, Neurocrine desires to obtain from Wyeth and Wyeth desires to grant to Neurocrine an assignment of (i) all of Wyeth's rights and obligations under each of the Compound License Agreement, (ii) Wyeth's rights and obligations under the 2002 Consent Agreement the extent such rights and obligations relate to the Compound or the Compound Patent, and (iii) all of Wyeth's right, title and interest in and to the Compound Patent (as defined below), in each case subject to the rights and licenses granted to DOV pursuant to the Compound License Agreement and the rights and licenses granted to DOV and Neurocrine under the 2002 Consent Agreement.

         NOW THEREFORE, in consideration of the foregoing premises and the promises, mutual covenants and obligations set forth below, and other good and valuable consideration, the Parties agree as follows.

1.       DEFINITIONS.

         1.1 INCORPORATION BY REFERENCE. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Original License Agreement or the Sublicense Agreement, as applicable.

         1.2 "CLOSING" shall mean the date and time on which Wyeth assigns to Neurocrine and Neurocrine assumes from Wyeth, all of Wyeth's rights and obligations under the Compound License Agreement.

         1.3 "COMPOUND LICENSE AGREEMENT" shall mean the license agreement relating solely to the Compound, which license agreement is to be entered into by and between Wyeth and DOV simultaneously with their amendment and restatement of the Original License Agreement as described above in the preamble of this Agreement. The Compound License Agreement shall be in the form attached hereto as Exhibit 1.3.

         1.4 "COMPOUND PATENT" shall mean United States Patent 6,399,621 granted on June 4, 2002.

2.       CONSENTS.

         2.1 CONSENT TO AMEND THE LICENSE AGREEMENT. Neurocrine hereby acknowledges that Wyeth and DOV will, and Wyeth and DOV each agree that they shall, on or before the Closing, (i) amend and restate the Original License Agreement so as to delete therefrom all rights and obligations of each of Wyeth and DOV insofar as they relate to the Compound, and (ii) simultaneously enter into the Compound License Agreement. Neurocrine hereby provides its consent for Wyeth and DOV to so amend the Original License Agreement and enter into the Compound License Agreement.

         2.2 CONSENT TO ASSIGN THE COMPOUND LICENSE AGREEMENT. Subject to the terms and conditions of this Agreement (including, without limitation, the entry into each of the Compound License Agreement and the Amended and Restated License Agreement by Wyeth and DOV) and in partial consideration for the amendments to be made to the Sublicense Agreement as set forth in Article 4 below, DOV hereby irrevocably provides its consent to each of Wyeth and Neurocrine for Wyeth to assign to Neurocrine and for Neurocrine to assume all of Wyeth's rights and obligations under the Compound License Agreement. The rights to be so assigned to Neurocrine (i) shall be subject to the rights and licenses granted to DOV under the Compound License Agreement, and (ii) shall not reduce the exclusivity enjoyed by DOV under the Wyeth Patents and Wyeth Know-How (each as defined in the Compound License Agreement) pursuant to the Compound License Agreement beyond that which such exclusivity with respect to such Wyeth Patents and Wyeth Know-How with respect to the Compound was reduced by DOV's grant of rights to Neurocrine under the Sublicense Agreement.

         2.3 CONSENT TO ASSIGN COMPOUND PATENT. Subject to the terms and conditions of this Agreement (including, without limitation, the entry into each of the Compound License Agreement and the Amended and Restated License Agreement by Wyeth and DOV) and in partial consideration for the amendments to be made to the Sublicense Agreement as set forth in Article 4 below, DOV hereby irrevocably provides its consent to each of Wyeth and Neurocrine for Wyeth to assign to Neurocrine and for Neurocrine to assume all of Wyeth's right, title and interest in and to the Compound Patent. The right, title and interest in and to the Compound Patent to be so assigned to Neurocrine
                  (i) shall be subject to the rights and licenses granted to DOV under the Compound License Agreement, and (ii) shall not reduce the exclusivity enjoyed by DOV under the Wyeth Patents and Wyeth Know-How (each as defined in the Compound License Agreement) pursuant to the Compound License Agreement beyond that which such exclusivity with respect to such Wyeth Patents and Wyeth Know-How with respect to the Compound was reduced by DOV's grant of rights to Neurocrine under the Sublicense Agreement.

         2.4 CONSENT TO ASSIGN 2002 CONSENT AGREEMENT. Subject to the terms and conditions of this Agreement (including, without limitation, the entry into each of the Compound License Agreement and the Amended and Restated License Agreement by Wyeth and DOV) and in partial consideration for the amendments to be made to the Sublicense Agreement as set forth in Article 4 below, DOV hereby irrevocably provides its consent to each of Wyeth and Neurocrine for Wyeth to assign to Neurocrine and for Neurocrine to assume, subject to the obligations assumed by Neurocrine under the Compound License Agreement, all of Wyeth's rights and obligations under the 2002 Consent Agreement insofar as such rights and obligations relate to the Compound and/or the Compound Patent, it being understood and agreed that Wyeth will at all times remain obligated under the 2002 Consent Agreement as and to the extent that Wyeth is the owner or licensor of the ACY Know-How and the ACY Patents (as such terms are defined in the Original License Agreement, but not including the Compound Patent).

         2.5 CONSENT TO GRANT LICENSE TO NEUROCRINE. Subject to the terms and conditions of this Agreement (including, without limitation, the entry into each of the Compound License Agreement and the Amended and Restated License Agreement by Wyeth and DOV) and in partial consideration for the amendments to be made to the Sublicense Agreement as set forth in

                  Article 4 below, DOV hereby irrevocably provides its consent to each of Wyeth and Neurocrine for Wyeth to grant to Neurocrine an exclusive license, with the right to sublicense, under the ACY Know-How and the ACY Patents (as such terms is defined in the Original License Agreement and which terms will be referred to as the "Wyeth Know" and the "Wyeth Patents", respectively, in the Compound License Agreement), with the exception of the Compound Patent, solely for Neurocrine to make, have made, use, import, offer for sale and/or sell pharmaceutical products containing the Compound in the Territory (as such term is defined in the Compound License Agreement). The rights to be so licensed to Neurocrine (i) shall be subject and subordinate to the rights and licenses granted to DOV under the Compound License Agreement, (ii) shall not reduce the exclusivity enjoyed by DOV under the Wyeth Patents and Wyeth Know-How pursuant to the Compound License Agreement beyond that which such exclusivity with respect to such Wyeth Patents and Wyeth Know-How with respect to the Compound was reduced by DOV's grant of rights to Neurocrine under the Sublicense Agreement, and (iii) are to be granted to Neurocrine for purposes of allowing Neurocrine to assume Wyeth's role as licensor of the Wyeth Patents and the Wyeth Know-How and maintaining continuity in the chain of title with respect to the licenses granted thereunder. For the sake of clarity, for so long as the Sublicense Agreement or any license granted under the 2002 Consent Agreement is in effect, Neurocrine's or its Approved Sublicensee's use of the Wyeth Know-How and practice of the Wyeth Patents shall be accomplished through the rights and licenses granted to Neurocrine under the Sublicense Agreement or the 2002 Consent Agreement, respectively.

3.       THE COMPOUND LICENSE AGREEMENT.

         3.1 WAIVER OF CERTAIN RIGHTS. DOV and Neurocrine hereby agree that, effective immediately after the assignment of the Compound License Agreement by Wyeth to Neurocrine and for so long thereafter as the Sublicense Agreement remains in effect, Neurocrine hereby irrevocably waives its rights under, and DOV shall have no further obligations under, Articles 3.0, 8.0 and
                  10.0 and Sections 6.5, 9.2, 14.1, 14.2 and 14.3 of the
                  Compound License Agreement. In the event that the Sublicense Agreement is terminated for any reason, such waiver shall no longer be in effect with respect to any activities occurring after the effective date of such termination.

         3.2 RIGHT OF FIRST REFUSAL. DOV and Neurocrine hereby agree that, effective immediately after the assignment of the Compound License Agreement by Wyeth to Neurocrine, the Compound License Agreement is hereby amended to delete therefrom Article 4.0 in its entirety.

         3.3 PAYMENTS. DOV and Neurocrine hereby agree that effective immediately

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

                  after the assignment of the Compound License Agreement by Wyeth to Neurocrine and for so long thereafter as the Sublicense Agreement remains in effect or any license granted by Wyeth or DOV to Neurocrine or any sublicensee of Neurocrine remains in effect, the Compound License Agreement is hereby amended by deleting Sections 6.2, 6.3 and 6.4 therefrom in their entirety and inserting in their place, the following:

                           "6.2 DOV shall pay to Wyeth each of the following Scheduled Payments within thirty (30) days after the occurrence of the event specified below for such Scheduled Payment:

                 Event                                Scheduled Payment
                 -----                                -----------------
First to occur of the filing of an NDA                   $1,000,000
for the Marketed Product in either the
United States, Japan or within the
European Union

Regulatory approval for the marketing                    $1,500,000
of the Marketed Product within either
the United States, Japan or within the
European Union

                           6.3 In consideration of the rights and licenses granted to DOV under Article 2.0 hereof, DOV shall pay to Wyeth during the term of this Agreement, on a country-by-country basis, royalties consisting of two and one-half percent (2-1/2 %) of Net Sales of Marketed Product."

                  In the event that the Sublicense Agreement ceases to be in effect for any reason and the licenses granted by Wyeth or DOV to Neurocrine or any sublicensee of Neurocrine pursuant to the 2002 Consent Agreement cease to be in effect, the amendment set forth in this Section 3.3 shall no longer be of any force or effect and the Sections 6.2, 6.3 and 6.4 of the Compound License Agreement as they exist prior to the amendment thereto pursuant to this Section 3.3 shall again become effective as of such time.

         3.4 PATENT ENFORCEMENT. DOV and Neurocrine hereby agree that effective immediately after the assignment of the Compound License Agreement by Wyeth to Neurocrine and for so long thereafter as the Sublicense Agreement remains in effect or any license granted by Wyeth or DOV to Neurocrine or Neurocrine's Approved Sublicensee under the 2002

                  Consent Agreement remains in effect, DOV's and Neurocrine's (or Neurocrine's Approved Sublicensee's) rights and obligations with respect to the enforcement of any patent included within the Wyeth Patents (as such term is defined in the Compound License Agreement) shall be governed by the terms and conditions of the Sublicense Agreement (as amended hereby) and that Section 12.3 of the Compound License Agreement shall have no effect. In the event that the Sublicense Agreement is terminated for any reason and the licenses granted by ACY or DOV to Neurocrine or Neurocrine's Approved Sublicensee pursuant to the 2002 Consent Agreement cease to be in effect, the rights and obligations of each of DOV and Neurocrine with respect to the enforcement of any patent included within the Wyeth Patents shall thereafter be governed by Section 12.3 of the Compound License Agreement.

         3.5 TERM OF AGREEMENT. DOV and Neurocrine hereby agree that, effective immediately after the assignment of the Compound License Agreement to Neurocrine, the term of the Compound License Agreement shall be, and, subject to Section 5.6 of this Agreement, DOV's payment obligations to Neurocrine as Wyeth's assignee thereunder shall continue in full force and effect, in each country of the Territory until the later of
                  (a) the final expiration in such country of each patent, including, without limitation, any patent included in the Wyeth Patents and any patent owned or controlled by Neurocrine (including, without limitation, U.S. Patent 6,544,999) which patent would be practiced by the manufacture, use or sale of the Compound or (b) ten (10) years following the first sale of the Licensed Product by DOV or its sublicensee in such country.

4.       AMENDMENTS TO SUBLICENSE AGREEMENT.

         4.1 PATENT ENFORCEMENT. In partial consideration for DOV's agreement to provide the consents set forth in Sections 2.2 through 2.5 above, Neurocrine and DOV hereby agree to amend
                  Section 8.2 of the Sublicense Agreement by deleting Section
                  8.2 in its entirety and replacing it with the following:

                           "8.2 Each of DOV and Neurocrine shall promptly inform the other party of any suspected infringement by a third party of any patent included within the Patent Rights and provide such other party with any available evidence of such suspected infringement.

                                    Neurocrine, either directly or through its sublicensee, shall have the right but not the obligation to institute or initiate any claim, suit or proceeding against an infringer or a presumed infringer of any patent included within the Patent

                                    Rights. Neurocrine, either directly or
                                    through its sublicensee, shall control the prosecution of any such suit, claim or proceeding, including, without limitation, the choice of counsel and any settlement of any such suit or claim, provided, however, Neurocrine shall not admit the invalidity of any patent included within the Patent Rights pursuant to any such settlement, without DOV's prior written consent. DOV shall provide Neurocrine with all reasonable assistance (other than financial) required to institute and maintain such proceedings.

                                    In the event that a claim, suit or other proceeding against an infringer or a presumed infringer of any patent included within the Patent Rights is not instituted or initiated by either Neurocrine or its sublicensee within six (6) months after DOV has requested Neurocrine to do so, DOV, after good faith consultation with Neurocrine regarding the reasons for electing not to initiate or institute such claim, suit or other proceeding, and subject to Neurocrine's consent, such consent not to be unreasonably withheld, shall have the right to institute a claim, suit or proceeding against such infringer or presumed infringer. In such event DOV shall control the prosecution of any such suit, claim or proceeding, including, without limitation, the choice of counsel and any settlement of any such suit or claim, provided, however, that DOV shall not admit the invalidity of any patent included within the Patent Rights pursuant to any such settlement without Neurocrine's prior written consent. Neurocrine shall provide, and shall cause its sublicensee to provide, DOV with all reasonable assistance (other than financial) required to institute and maintain such proceedings.

                                    Any proceeds from any proceeding brought by or on behalf of Neurocrine or Neurocrine's sublicensee against an infringer or presumed infringer as provided in this Section 8.2 shall first be allocated to reimburse each of DOV, Neurocrine and Neurocrine's sublicensee for the costs incurred by such party in connection with such proceedings. DOV shall be entitled to receive ten percent (10%) of any amount remaining from such proceeds and Neurocrine, subject to Neurocrine's obligations under any agreement between Neurocrine and its sublicensee with respect to such proceeds, shall be entitled to retain the remaining amount of such proceeds. Any remaining proceeds from any proceeding brought by or on behalf of DOV against an infringer or presumed infringer as provided in this Section 8.2 shall first be allocated to reimburse each of DOV and Neurocrine for the costs incurred by such party in connection with such proceedings. DOV shall be entitled to retain ninety percent (90%) of any amount remaining from such proceeds and, subject to Neurocrine's obligations under any agreement between Neurocrine and its sublicensee with respect to such proceeds, the remainder shall be distributed to Neurocrine."

         4.2 TERM. In partial consideration for DOV's agreement to provide the consents set forth in Sections 2.2 through 2.5 above, Neurocrine and DOV hereby agree to amend Section 15.1 of the Sublicense Agreement by deleting Section 15.1 in its entirety and replacing it with the following:

                           "15.1 This Agreement and Neurocrine's payment obligations hereunder shall continue in full force and effect in each country of the Territory until the later of (a) the final expiration in such country of each patent, including, without limitation, any patent included in the Patent Rights and any patent owned or controlled by Neurocrine (including, without limitation, U.S. Patent 6,544,999) which patent would be practiced by the manufacture, use or sale of the Compound or (b) ten (10) years following the first sale of the Licensed Product by Neurocrine or its sublicensee in such country."

         4.3      GOVERNING LAW. Neurocrine and DOV hereby agree to amend
                  Article 13 of the Sublicense Agreement by replacing in the second line thereof "Delaware" with "New York".

         4.4 PUBLIC COMMUNICATIONS. In partial consideration for DOV's agreement to provide the consents set forth in Sections 2.2 through 2.5 above, Neurocrine and DOV hereby agree to amend
                  Section 16.9 of the Sublicense Agreement by adding the following to the end thereof:

                           "In any annual filing made by Neurocrine under the Securities Act of 1934 or any press release issued by or on behalf of Neurocrine or Neurocrine's Affiliates regarding the Compound, Neurocrine shall use its reasonable best efforts to state that the Compound is being developed and/or commercialized under license from DOV. In any public presentation of regarding the Compound made by any employee or representative of Neurocrine or any of Neurocrine's Affiliates, Neurocrine shall use its reasonable efforts to indicate that the Compound is being developed and/or commercialized under license from DOV. Neurocrine shall use its reasonable efforts to request that its sublicensee undertake similar obligations."

5.       OTHER MATTERS.

         5.1 ASSUMPTION OF OBLIGATIONS. Each Party agrees that, upon the assignment by Wyeth to Neurocrine of Wyeth's rights and obligations under the Compound License Agreement, it shall sign and deliver to each of the other Parties an assignment and assumption agreement in the form attached hereto as
                  Exhibit 5.1 duly executed by an authorized officer of such Party.

         5.2 PRESERVATION OF PATENTS. Neurocrine agrees that, upon assignment by Wyeth of the Compound Patent to Neurocrine that Neurocrine shall not, without DOV's prior written consent, (i) allow the Compound Patent to lapse (by reason of failure to pay maintenance fees or annuities or to take any other action necessary to maintain the Compound Patent in full force and effect) or (ii) admit the invalidity of the Compound Patent or take any other action that would result in the invalidity of the Compound Patent.

         5.3      PAYMENT OF LEGAL EXPENSES. Neurocrine agrees that, within five
                  (5) business days after the effective date of this Agreement, it shall pay to DOV those legal fees incurred by DOV in negotiating and entering into the 2002 Consent Agreement, which legal fees amount to Thirty Thousand Nine Hundred Ninety Two Dollars and Seventy-Eight Cents ($30,992.78).

         5.4 NO FURTHER OBLIGATIONS. Each of DOV and Neurocrine agree that, upon the assignment by Wyeth to Neurocrine of Wyeth's rights and obligations under the Compound License Agreement and of Wyeth's right, title and interest in and to the Compound Patent, that Wyeth shall have no further obligations under the Compound License Agreement or with respect to the Compound Patent.

         5.5 EXERCISE OF RIGHTS. Each of DOV and Neurocrine shall exercise and shall cause their respective Affiliates to exercise any and all rights and elections required to preserve the rights granted under the Compound License Agreement and the Sublicense Agreement pursuant to Section 365(n) of the United States Bankruptcy Code (11 USC Section 365(n)).

         5.6 NET PAYMENTS. DOV and Neurcrine hereby agree, that upon the assignment by Wyeth to Neurocrine of Wyeth's rights and obligations under the Compound License Agreement, Neurocrine may subtract from each payment to be made by Neurocrine to DOV under the Sublicense Agreement an amount equal to that portion of such payment that DOV is required to pay to Neurocrine, as Wyeth's assignee, under the Compound License Agreement (prior to such subtraction), provided, however, that for any amount so subtracted by Neurocrine from payments due DOV under the Sublicense Agreement, DOV shall not be required to pay such amounts to Neurocrine, as Wyeth's assignee, under the Compound License Agreement.

6.       MISCELLANEOUS.

         6.1 AMENDMENT. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each of the Parties.

         6.2 WAIVER. No provision of the Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either of the Parties of any breach of any provision hereof by the other Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

         6.3 SEVERABILITY. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement shall be construed as if such clause or portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable law.

         6.4 REPRESENTATION BY LEGAL COUNSEL. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof and that it has not relied on any statement or action made by any other Party's legal counsel in the discussions regarding this Agreement. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party who drafted such terms and provisions.

         6.5 NOTICES. Any notices required hereunder shall be sent by registered or certified mail or by an equivalent service capable of verification at the address stated below or such other address as to which the parties may provide in the future.

                  If to Wyeth:

                      Wyeth Pharmaceuticals
                      500 Arcola Road
                      Collegeville, Pennsylvania 19426
                      Attn: Senior Vice President, Global Business Development

                               With a copy to:

                               Wyeth
                               5 Giralda Farms
                               Madison, New Jersey 07940
                               Attn:  General Counsel

                  If to Neurocrine:

                           Neurocrine Biosciences, Inc.
                           10555 Science Center Drive
                           San Diego, California 92121
                           Attn: CEO
                           With copy: General Counsel

                  If to DOV:

                           DOV Pharmaceutical, Inc.
                           433 Hackensack Avenue
                           Hackensack, New Jersey 07601
                           Attn: CEO
                           With copy: General Counsel

         6.6 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

         6.7 GOVERNING LAW. This Agreement and the 2002 Consent Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York, without regard to conflict of law principles thereof.

         6.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which shall be an original and all originals of which shall be deemed a single instrument.

         6.9 ENTIRE AGREEMENT. This Agreement represents the full understanding between the Parties with respect to the subject matter hereof and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, among the Parties respecting the subject matter hereof. Notwithstanding the foregoing, except as expressly stated herein with respect to the amendments to be made to the Compound License Agreement, the amendments to be made to the Sublicense Agreement, and the rights and obligations of Wyeth under each of the Compound License Agreement and the 2002 Consent Agreement, this Agreement shall have no effect on the Compound License Agreement, the Sublicense Agreement or the 2002 Consent Agreement, which agreements shall continue in full force and effect as so amended.

         6.10 INDEPENDENT CONTRACTORS. This Agreement shall not constitute any Party as the joint venturer, legal representative or agent of any other Party hereto and no Party hereto shall have the right or authority to assume or create any obligation on the part of any other Party hereto.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES.

WYETH HOLDINGS CORPORATION

/s/ Robert A. Dougan
By: Robert A. Dougan
Title: Senior Vice President

NEUROCRINE BIOSCIENCES, INC.

/s/ Gary A. Lyons
By: Gary A. Lyons
Title: President and CEO

DOV PHARMACEUTICAL, INC.

/s/ Robert Horton
By: Robert Horton
Title: Vice President and General Counsel

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